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               ACCOUNTING AND ADMINISTRATIVE SERVICES AGREEMENT
               ------------------------------------------------


     THIS AGREEMENT is made as of the 20th day of April, 1994 by and between VAN ECK FUNDS, a Massachusetts business trust (the "Trust*) and VAN ECK ASSOCIATES CORPORATION ("the Administrator"), a Delaware corporation.

                             W I T N E S S E T H:

     WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust initially wishes to retain the Administrator to provide certain accounting and administrative services to a series thereof, namely Global Balanced Fund ("Initial Series'), and the Administrator is willing to furnish such services;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.   Appointment.
     -----------

The Trust hereby appoints the Administrator to provide certain accounting and administrative services to the Initial Series for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth. The Administrator agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. The Trust may from time to time issue separate series or classes or classify and reclassify shares of such series or class. The Administrator shall identify to each such series or class of shares property belonging to such series or class and shall prepare such reports, confirmations and notices to the Trust called for under this Agreement and shall identify the series or class of shares to which such report, confirmation or notice pertains in the event it is engaged by the Trust to perform the services herein contained respecting such series or class of shares.

2.   Delivery of Documents.
     ---------------------

The Trust will furnish the Administrator with property certified or authenticated copies of such documents, resolutions and agreements and any amendments or supplement thereto, as the Administrator may, from time to time request.

3.   Services on a Continuing Basis.
     ------------------------------

(a) The Administrator, at its own expense, will perform the following accounting functions on an ongoing basis:

     (1) Journalize the Initial Series' investment, capital share and income and expense activities;

     (2) Verify investment buy/sell trade tickets when received from the Initial Series and transmit trades to the Trust's custodian for proper settlement;
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     (3)  Maintain individual ledgers for investment securities;

     (4) Reconcile cash and investment balances of the Initial Series with the Trust's custodian, and provide the Initial Series with the beginning cash balance available for investment purposes;

     (5) Update the cash availability throughout the day as required by the Initial Series;

     (6) Post to and prepare the Trust's Statement of Assets and Liabilities and the Statement of Operations;

     (7)  Calculate various contractual expenses (e.g., transfer agency fees);

     (8) Control all disbursements from the Initial Series and authorize such disbursements upon written instructions from authorized Initial Series officers and agents;

     (9)  Calculate capital gains and losses;

     (10) Determine the Initial Series' net income;

     (11) Obtain security market quotes, at the Initial Series' expense, from services approved by the Trust, or if such quotes are unavailable, obtain such prices from the Initial Series investment advisor, and in either case calculate the market value of the Trust's investments;

     (12) Deliver a copy of the daily portfolio valuation to the Initial Series;

     (13) Compute the net asset value of the Initial Series:

     (14) Compute the Initial Series' yields, total return, expense ratios, portfolio turnover rate;

     (15) Monitor the expense accruals and notify the Initial Series of any proposed adjustments; and

     (16) Prepare periodic unaudited financial statements.

(b) In addition to the accounting services described in the foregoing Paragraph 3(a), the Administrator will provide or arrange for the following services:

     (1)  Prepare periodic audited financial statements;

     (2) Supply various statistical data as requested by the Board of Trustees of the Trust on an ongoing basis;

     (3) Prepare for execution and file the Initial Series' Federal and state tax returns;

     (4) Prepare and file the Initial Series' Semi-Annual Reports with the SEC on Form N-SAR;

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     (5)  Prepare and file with the Securities and Exchange Commission the
          Trust's annual, semi-annual, and quarterly shareholder reports;

     (6) File registration statements on form N-1A and other filings relating to the registration of Shares;

     (7) Monitor the Initial Series' status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended;

     (8)  Maintain the Initial Series' fidelity bond as required by the 1940
          Act;

     (9) Prepare materials for and record the proceedings of, in conjunction with the officers of the Trust, the meetings of the Trust's Board of Trustees; and

     (10) Prepare any other regulatory reports to and for any federal, local or state agency as may be required.

In carrying out its duties hereunder, as well as any other activities undertaken on behalf of the Initial Series pursuant to this Agreement, the Administrator shall at all times be subject to the control and direction of the Board of Trustees of the Trust.

4.   Expenses of the Administrator and the Trust.
     -------------------------------------------

(a)  Expenses of the Administrator.
     -----------------------------

     (1) The Administrator, to the extent not provided by the investment advisor to the Fund, will arrange to furnish the Trust office space in the offices of the Administrator, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for administering the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar or custodian, and accounting and bookkeeping services which may be provided by the custodian.

     (2) The Administrator shall provide executive and clerical personnel for administering the affairs of the Trust, and shall compensate officers and Trustees of the Trust if such persons are also employees of the Administrator or its affiliates, except as provided in Paragraph 3(a).

(b)  Expenses of the Trust.
     ---------------------

Although the Administrator shall be responsible for providing or arranging for a third party to provide the services set forth herein, the Administrator shall not bear the responsibility for or expenses associated with operational, accounting or administrative services on behalf of the Trust not directly related to providing an investment program for the Trust. The expenses to be borne by the Trust include, without limitation:

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     (1)  the charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

     (2) except as provided in Section 4(a) hereof, general operational, administrative and accounting costs, such as the costs of calculating the Trust's net asset value, the preparation of the Trust's tax firings with relevant authorities and of compliance with any and all regulatory authorities,

     (3)  the charges and expenses of auditors and outside accountants;

     (4) brokerage commissions for transactions in the portfolio securities of the Trust;

     (5) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other U.S. or foreign governmental agencies;

     (6)  the cost of stock certificates representing shares of the Trust;

     (7) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, if applicable;

     (8) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

     (9) all expenses of preparing and setting in type offering documents, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of offering documents and literature used for any promotional purposes);

     (10) compensation and travel expenses of Trustees who are not "interested persons" of the Administrator within the meaning of the 1940 Act;

     (11) the expense of furnishing, or causing to be furnished, to each shareholder, statements of account;

     (12) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure, day to day legal affairs of the Trust and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

     (13) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute by officers and Trustees of the Trust, and the membership or association dues of such organizations;

     (14) the cost and expense of maintaining the books and records of the Trust;

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     (15) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

     (16) interest payable on Trust borrowing;

     (17) postage; and

     (18) any other cost and expenses incurred by the Administrator for Trust operations and activities.

5.   Records.
     -------

The books and records pertaining to the Initial Series which are in the possession of the Administrator shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Administrator's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by the Administrator to the Trust or its authorized representative at the Trusts expense.

6.   Liaison With Accountants.
     ------------------------

The Administrator shall act as liaison with the Trust's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules. The Administrator shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Trust from time to time.

7.   Right to Receive Advice.
     -----------------------

(a)  Advice of Initial Series.  If the Administrator shall be in doubt as to any
     ------------------------
     action to be taken or omitted by it, it may request, and shall receive, from the Initial Series directions or advice.

(b)  Advice of Counsel.  If the Administrator or the Initial Series shall be in
     -----------------
     doubt as to any question of law involved in any action to be taken or omitted by the Administrator, it may request advice at the Initial Series' cost from counsel of its own choosing (who may be counsel for the Administrator or the Initial Series, at the option of the Administrator).

(c)  Protection of the Administrator.  The Administrator shall be protected in
     -------------------------------
     any action or inaction which it takes in reliance on any directions or advice received pursuant to subsections (a) or (b) of this paragraph which the Administrator, after receipt of any such directions or advice in good faith believes to be consistent with such directions or advice as the case may be. However, nothing in this paragraph shall be construed as imposing upon the Administrator any obligation (i) to seek such directions, or advice or (ii) to act in accordance with such directions or advice when received. Nothing in this subsection shall excuse the Administrator when an action or omission on the part of the Administrator

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     constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Administrator of its duties under this Agreement.

8.   Compliance with Governmental Rules and Regulations.
     --------------------------------------------------

The Initial Series assumes full responsibility for insuring that it complies with all applicable requirements of the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act'), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

9.   Compensation.
     ------------

As compensation for the services rendered by the Administrator during the term of this Agreement, the Initial Series will pay to the Administrator a fee at the annual rate set forth in Exhibit A ("Annual Fee"). The Initial Series shall pay such amounts monthly, at the annual rate of .25 of 1% of the average daily net assets of the Initial Series.

10.  Indemnification.
     ---------------

The Trust agrees to indemnify and hold harmless the Administrator and its nominees from all taxes, charges, expenses, assessments, claims and liabilities, (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Administrator takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Initial Series or the Trust or (ii) upon oral or written instruction, provided, that neither the Administrator nor any of its nominees shall be indemnified against any liability to the Initial Series or to its shareholders (or any expenses incident to such liability) arising out of the Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

11.  Responsibility of the Administrator.
     -----------------------------------

The Administrator shall be under no duty to take any action on behalf of the Initial Series except as specifically set forth herein or as may be specifically agreed to by the Administrator in writing. In the performance of its duties hereunder, the Administrator shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but the Administrator shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Administrator or reckless disregard by the Administrator of its duties under this Agreement. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Administrator in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any oral or written instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which the Administrator reasonably believes to be genuine; (b) delays or errors or loss of data occurring by reason of circumstances beyond the Administrator's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots

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or failure of the mails, transportation, communication or power supply. In the event of equipment failures beyond the Administrator's control, the Administrator shall, at no additional expense to the Initial Series or the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

12.  Duration and Termination.
     ------------------------

This Agreement shall continue until termination by either party on 60 days written notice to the other. As additional series, other than the Initial Series, are established, the Agreement shall become effective with respect to such series listed in Exhibit A at the Annual Fee set forth in such Exhibit upon the initial public offering of such new series.

13.  Further Action.
     --------------

Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

14.  Amendments.
     ----------

This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought

15.  Miscellaneous.
     -------------

This Agreement embodies the entire agreement and understanding between the parties thereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to delegation and/or oral instructions. The captions in this agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

16.  Limitation of Liability.
     -----------------------

     The term "Van Eck Funds" means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust. The execution and delivery of the Plan have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any

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liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Amended and Restated Master Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


[SEAL]                                  VAN ECK FUNDS



Attest: /s/ Gabrielle Gallo             By: /s/ John C. van Eck



[SEAL]                                  VAN ECK ASSOCIATES CORPORATION



Attest: /s/ Gabrielle Gallo             By: /s/ John C. van Eck

                                       8
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                                   EXHIBIT A


                                        Annual Administrative Fee
Name of Series                          (as a % of average daily net assets)
--------------                          ------------------------------------

Global Balanced Fund                    .25 of 1%